                                                                   Exhibit 10.20

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     Agreement dated as of the 28th day of February, 1997, by and between ADE Corporation (the "Buyer"), a Massachusetts corporation having its principal place of business at 80 Wilson Way, Westwood, Massachusetts, or a nominee thereof, and Dennis E. Speliotis, as Trustee of Thouria Investment Trust under a Declaration of Trust dated August 18, 1992 recorded in the Middlesex South District Registry of Deeds at Book 22305, Page 375 (the "SELLER"), and Dennis E. Speliotis ("Speliotis"), individually, of 22 Ingleside Road, Lexington, Massachusetts.

                               WITNESSETH, that

          WHEREAS, Buyer is acquiring by merger pursuant to an Agreement and Plan of Merger of even date ("the Merger Agreement") by and among Buyer, SELLER, ADE Technologies, Inc., Advanced Development Corporation, David C. Bono and Alan
J. Sliski all of the business and assets, subject to the liabilities, of Digital Measurement Systems, Inc. ("DMS"), a Massachusetts corporation having its principal place of business at 8 Ray Avenue, Burlington, Massachusetts;

          WHEREAS, Dennis E. Speliotis, as Trustee as aforesaid, is the owner of record of the real property known as and numbered 2-4-6-8 Ray Avenue, Burlington, Massachusetts, leased to and occupied by DMS as its principal place of business and the SELLER and Speliotis, in addition to their direct or indirect ownership interest in DMS, are the owners of the legal and beneficial interest in said property; and

          WHEREAS, in addition to the assets of DMS acquired by the Buyer under the Merger Agreement, the Buyer wishes to purchase from the SELLER and the SELLER wishes to sell to the Buyer the aforesaid real property for continued operation of the acquired DMS business and assets.

          NOW, THEREFORE, in consideration of the premises and other valuable undertakings hereinafter set forth, the parties hereby agree to the following terms of sale:

1.   PREMISES

     The land containing approximately 57,600 square feet (the "Land") together with the buildings thereon containing 14,764 square feet ("Buildings") known and numbered as 2-4-6-8 Ray Avenue, Burlington, Massachusetts, all as more fully described in Exhibit A attached hereto and incorporated herein.
             ---------

2.   BUILDINGS, STRUCTURES, IMPROVEMENTS, FIXTURES

     Included in the sale as a part of said Premises are the (i) buildings, structures, and improvements now thereon, (ii) the fixtures used in connection therewith including, if any, all wall-to-wall carpeting, drapery rods, automatic garage door openers, venetian blinds, window shades, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, heating equipment, stoves, ranges, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, garbage disposers, electric and other lighting fixtures, mantels, outside television antennas, fences, gates, trees, shrubs, plants, refrigerators, air conditioning equipment, ventilators, dishwashers, washing machines and dryers, and (iii) all warranties, guarantees, bonds, and all drawings, plans, specifications and manuals relating to the construction, management, maintenance or operation of the Buildings; and (iv) and all rights into and under any existing leases of the Land or the Buildings, or any portions thereof (the "Leases"), except amounts thereunder payable to SELLER for periods prior to the Closing.

3.   TITLE DEED

     A. Said Premises are to be conveyed by a good and sufficient quitclaim deed running to the BUYER, or to the nominee designated by the BUYER by written notice to the SELLER at least seven days before the deed is to be delivered as herein provided, and said deed shall convey a good and clear record and marketable title thereto, free from encumbrances, except:

          i.   Provisions of existing building and zoning laws;

          ii. Such taxes for the then current year as are not due and payable on the date of the delivery of such deed;

          iii. Any liens for municipal betterments assessed after the date of this agreement; and

          iv.  All encumbrances listed on Schedule A, which is attached hereto
                                          ----------
               and incorporated herein.

     B. Without limitation of any other provisions in this Agreement, the Premises shall not be considered to be in compliance with the provisions of this Agreement with respect to title unless:

          i. all structures and improvements on the Premises, including all means of access to the Premises shall be wholly within the boundary lines of the Premises and shall not encroach on, upon or under the property of any other person or entity;

          ii. no building, structure or improvement of any kind belonging to any other person or entity shall encroach upon or under the Premises;

          iii. title to the Premises is insurable, for the benefit of Buyer, by a title insurance company reasonably acceptable to Buyer in a fee owner's policy of title insurance, at normal premium rates, on the American Land Title Association form currently in use, subject only to those printed exceptions to title normally included in the "jacket" to such form or policy, the standard so-called "Schedule B" exceptions; and

          iv. the Premises have vehicular and pedestrian access to a public way, duly laid out or accepted as such by the town or city in which the Premises are located.

4.   PLANS

     If said deed refers to a plan necessary to be recorded therewith the SELLER shall deliver such plan with the deed in form adequate for recording or registration.

5.   REGISTERED TITLE

     In addition to the foregoing, if the title to said Premises is registered, said deed shall be in form sufficient to entitle the BUYER to a Certificate of Title of said Premises, and the SELLER shall deliver with said deed all instruments, if any, necessary to enable the BUYER to obtain such Certificate of Title.

6.   PURCHASE PRICE

     The agreed purchase price for said Premises is 21,000 shares of ADE Corporation stock subject to a first mortgage note to the Somerset Savings Bank with an outstanding principal balance of $639,102.25 as of February 13, 1997, which the Buyer shall assume and agree to pay. The SELLER hereby assigns and the Buyer hereby agrees to assume any and all rights and obligations of the SELLER in, to and under said mortgage note and that certain related Mortgage from the SELLER to Somerset Savings Bank dated October 29, 1993 and recorded with Middlesex South Registry of Deeds in Book 23838, Page 198.

7.   TIME FOR PERFORMANCE; DELIVERY OF DEED

     Such deed is to be delivered at 10 o'clock A.M. on the 18th day of June, 1997, at the offices of Warner & Stackpole, 75 State Street, Boston, Massachusetts 02109, unless otherwise agreed upon in writing. It is agreed that time is of the essence of this agreement.

8.   POSSESSION AND CONDITION OF PREMISES

     Full possession of said Premises free of all tenants and occupants, except as herein provided, is to be delivered at the time of the delivery of the deed, said Premises to be then:

     A. in the same condition as they now are, reasonable use and wear thereof excepted;

     B.   not in violation of said environmental, building and zoning laws;

     C. in compliance with provisions of any instrument referred to in clause 4 hereof; and

     D.   free of all personal effects and debris and in broom clean condition.

     The BUYER shall be entitled personally to inspect said Premises prior to the delivery of the deed in order to determine whether the condition thereof complies with the terms of this clause.

9.   EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM

     If the SELLER shall be unable to give title or to make conveyance, or to deliver possession of the Premises, all as herein stipulated, or if at the time of the delivery of the deed the Premises do not conform with the provisions hereof, then SELLER shall use reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the said Premises conform to the provisions hereof, as the case may be, in which event the SELLER shall give written notice thereof to the BUYER at or before the time for performance hereunder, and thereupon the time for performance hereof shall be extended for a period of thirty days.

10.  FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM, ETC.

     If at the expiration of the extended time the SELLER shall have failed so to remove any defects in title, deliver possession, or make the Premises conform, as the case may be, all as herein agreed, or if at any time during the period of this agreement or any extension thereof, the holder of a mortgage on said Premises shall refuse to permit the insurance proceeds, if any, to be used for such purposes, then any payments made under this agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this agreement shall be void without recourse to the parties hereto.

11.  BUYER'S ELECTION TO ACCEPT TITLE

     The BUYER shall have the election, at either the original or any extended time for performance, to accept such title as the SELLER can deliver to the said Premises in their then condition and to pay therefore the purchase price without deduction, in which case the SELLER shall convey such title, except that in the event of such conveyance in accord with the provisions of this clause, if the said Premises shall have been damaged by fire or casualty insured against, then the SELLER shall, unless the SELLER has previously restored the Premises to their former condition, either:

     A. pay over or assign to the BUYER, on delivery of the deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by the SELLER for any partial restoration, or

     B. if a holder of a mortgage on said Premises shall not permit the insurance proceeds or a part thereof to be used to restore the said Premises to their former condition or to be so paid over or assigned, give to the BUYER a credit against the purchase price, on delivery of the deed, equal to said amounts so recovered or recoverable and retained by the holder of the said mortgage less any amounts reasonably expended by the SELLER for any partial restoration.

12.  ACCEPTANCE OF DEED

     The acceptance of a deed by the BUYER or his nominee as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of said deed.

13.  USE OF MONEY TO CLEAR TITLE

     To enable the SELLER to make conveyance as herein provided, the SELLER may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of said deed.

14.  INSURANCE

     Until the delivery of the deed, the SELLER shall maintain fire and extended coverage insurance on said Premises in an amount equal to the full replacement cost of the Buildings.

15.  ADJUSTMENTS

     Collected rents, water and sewer use charges, and taxes for the then current fiscal year, shall be apportioned and fuel value shall be adjusted, as of the day of performance of this agreement and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by the BUYER at the time of delivery of the deed. Uncollected rents for the current rental period shall be apportioned if and when collected by either party.

16.  ADJUSTMENT OF UNASSESSED AND ABATED TAXES

     If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed.

17.  BROKERAGE WARRANTY

     The BUYER and SELLER warrant and represent to each other that each has dealt with no broker or person entitled to a broker's commission in connection with the negotiation or execution of this Agreement or the consummation of the transaction contemplated hereby and the BUYER and SELLER agree to hold harmless and indemnify each other against all damages, claims, losses and liabilities arising out of or resulting from the failure of the other party's warranty and representation. These warranties shall survive delivery of the Deed.

18.  INTENTIONALLY OMITTED.

19.  INTENTIONALLY OMITTED.

20.  WARRANTIES AND REPRESENTATIONS

     A. Neither the SELLER nor Speliotis has received any notices from any insurance companies or governmental agencies indicating that any violation of any law or regulation exists with respect to the Premises.

     B.   Attached as Exhibit B are copies of all Leases with Tenants (as
                      ---------
          hereinafter defined) of the Premises. None of the Leases attached as Exhibit B have been amended, modified or supplemented, and the Leases
          ---------
          constitute the entire agreements with the tenants (the "Tenants") thereunder.

     C. Neither the SELLER nor Speliotis has received any written notice of violation of any zoning, building, health, traffic, environmental, flood control, fire safety, handicap and other applicable rules, regulations, ordinances and statutes of all local, state and Federal authorities and any other governmental entity having jurisdiction over the Premises.

     D. There are no service, maintenance, supply, management or equipment contracts ("Service Contracts") affecting the Premises which cannot be canceled without penalty or premium upon thirty (30) days' notice. Neither SELLER nor any other party to a Service Contract shall be in default thereunder. SELLER shall deliver to BUYER within five (5) days of the execution of this Agreement full copies of each Service Contract which copies shall become Exhibit C to the Agreement. BUYER
                                             ---------
          shall accept or reject such Service Contracts within 72 hours of their delivery by SELLER. SELLER shall terminate or otherwise be responsible for any Service Contract rejected by BUYER. Any Service Contract accepted by BUYER shall be adjusted as of the Closing.

     E. SELLER has all requisite power and authority to execute and deliver this Agreement and to carry over its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by SELLER and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms. The consummation by SELLER of the sale of the Premises is not in violation of or conflict with nor does it constitute a default under any term or provision of the organizational documents of SELLER, or any of the terms of any agreement or instrument to which it is a party, or by which it is bound, or of any provision of any applicable law, ordinance, rule or regulation of any governmental authority or of any provision of any applicable order, judgment or decree of any court, arbitrator or governmental authority.

     F. All written information concerning SELLER, Speliotis, and the Premises provided to BUYER by SELLER pursuant to this Agreement are true, complete and correct in all respects and fairly present the information set forth in a manner that is not misleading as of the date hereof and as of the date of the closing.

     G. No default or breach exists, or as of the Closing Date will exist, under any of the Leases affecting the Premises.

     H. To the best knowledge of the SELLER and Speliotis, there are no pending judicial, municipal or administrative proceedings affecting the Premises or any portion thereof or in which SELLER or Speliotis are or will be a party by reason of SELLER'S or Speliotis' ownership of the Premises or any portion thereof, including, without limitation, proceedings for or involving tenant evictions, collections, condemnations, eminent domain, alleged building code or zoning violations, or personal injuries or property damage alleged to have occurred on the Premises or by reason of the construction of the Improvements or use and operation of the Premises. SELLER shall deliver to BUYER notice of any such proceedings arising before closing.

     I.   Except as set forth in Exhibit D, all valid bills and claims against
                                 ---------
          SELLER for labor performed and materials furnished to or for the benefit or the Premises for all periods prior to the closing have been (or prior to the closing will be) paid in full.

     J. The SELLER and Speliotis warrant to BUYER that neither SELLER nor Speliotis has ever generated, stored, handled or disposed of any hazardous waste or hazardous substance on or in the Premises, and the SELLER and Speliotis are, to the best of their knowledge, not aware of the generation, storage, handling or disposal of such waste or substance on or in the Premises, at any time, by anyone else. For the purposes of this paragraph, "hazardous waste" and "hazardous substance" shall mean any material which may be dangerous to health or to the environment, including without limitation all "hazardous materials", "hazardous substances", and "oil" as defined in both the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601, et seq., as amended, the Resource Conservation and
                             -- ----
          Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended,
                                                        -- ----
          Massachusetts General Laws Chapter 21C, Massachusetts General Laws Chapter 21E, and the regulations promulgated under all of the foregoing laws.

21.  NOTICES

     All notices required or to be given hereunder shall be in writing and deemed duly given when faxed (with confirmation of receipt acknowledged) delivered or mailed by registered or certified mail or by Federal Express or other comparable express mail service, return receipt requested, postage and registration or certification charges prepaid, addressed as follows:

     If to the SELLER or to
     Speliotis:                    c/o Dennis E. Speliotis
                                   22 Ingleside Road
                                   Lexington, Massachusetts 02173
     and

     with a copy to:               Chris I. Pappas, Esq.
                                   77 Central Street
                                   Boston, MA  02109
                                   Phone - (617) 423-6336

                                   Fax - (617) 423-6708


     If to the BUYER:              ADE Corporation
                                   80 Wilson Way
                                   Westwood, Massachusetts 02090-1806
                                   Attention: Mark Shooman


     with a copy to:               Paul C. Bauer, Esq.
                                   Warner & Stackpole
                                   75 State Street
                                   Boston, Massachusetts 02109-1808
                                   Phone - (617) 951-9000
                                   Fax - (617) 951-9151

or other address or addresses as may from time to time be designated by either party by written notice to the other; provided any such notice is received in ordinary course.

22.  CONTINGENCIES

     A.   Inspection for Hazardous Waste. The BUYER may cause one or more
          ------------------------------
          engineering analyses or tests of the Premises to be made at BUYER's expense in order to ascertain that there are no conditions on the Premises which constitute a violation of any state or federal environmental statute or regulations, including without limitation, Massachusetts G.L. c. 21E. If the results of any such analyses or tests are unsatisfactory to BUYER, the BUYER may notify the SELLER in writing at its address as set forth above prior to the Closing Date, and the deposit will thereupon be returned to the BUYER and there will be no further recourse as between the BUYER and the SELLER. BUYER agrees to indemnify SELLER against any liability or loss resulting from the activities of BUYER, its agents, employees and consultants during the course of any inspection or test on the Premises.

     B.   Zoning and Inspections. BUYER may, at BUYER'S expense, (i) cause its
          ----------------------
          legal counsel to investigate the Premises for compliance with various regulations, including without limitation, those related to building codes and zoning and (ii) investigate the Premises to determine that the same are satisfactory with respect to integrity of structures and adequacy and functioning of mechanical and utility systems. It is agreed that BUYER shall have access to the Premises and to any documentation related to the Premises in SELLER'S possession, for such purposes. BUYER shall have access to any existing and available survey of the Premises. If BUYER determines that the condition of the Premises is unsatisfactory, BUYER may terminate this Agreement prior to the Closing Date and receive a refund of his deposit.

23.  CONDUCT PENDING CLOSING

     Until the Closing, SELLER shall:

     A. comply with all the obligations of the landlord under the Leases or any New Leases (as hereinafter defined) and with any other contractual arrangements referred to in this Agreement (including, without limitation, Service Contracts);

     B. not enter into new leases or other similar agreements affecting any portion of the Premises (each a "New Lease") or modify, cancel, waive any default under, or accept surrender of, any Lease without obtaining the prior written consent of BUYER which shall not be unreasonably withheld;

     C.   neither enter into nor renew any: (i) brokerage agreements or
          (ii) contract for or on behalf of or affecting the Premises which cannot be terminated by SELLER (or by BUYER after passage of title to the Premises on notice of 30 days or less without charge, cost, penalty or premium), nor modify, cancel, accept surrender of, or accept any advance rental except for customary security deposits under any Lease or New Lease, nor modify or agree to any modifications of any of the terms or conditions of the Service Contracts without obtaining the prior written consent of BUYER;

     D. not remove any personal property from the Premises without the prior written consent of the BUYER, other than in the ordinary course of the operation of the Premises;

     E. not convey any interest in the Premises or consent to any lien or encumbrance thereon; and

     F. promptly notify BUYER of any change in any condition with respect to the Premises or of any event or condition which makes any representation or warranty of SELLER to BUYER under this Agreement untrue, or any covenant of BUYER under this Agreement incapable of being performed.

24.  ENVIRONMENTAL INDEMNIFICATION

     A. At all times, the SELLER and Speliotis shall at their sole cost and expense indemnify, exonerate, protect and save the BUYER harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgment, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including without implied limitation, attorneys' and experts' fees and disbursements, which may at any time be imposed upon, incurred by or asserted or awarded against the BUYER and arising from or out of:

          i. any Hazardous Materials on, in, under or affecting all or any portion of the Property or any areas surrounding the same;

          ii. the violation by the SELLER or Speliotis of any Legal Requirements; or

          iii. the enforcement of this Agreement or the assertion by the SELLER or Speliotis of any defense to the obligations of the SELLER or Speliotis hereunder, whether any of such matters arise before or after the execution of this Agreement or taking of title to or possession of all or any portion of the Premises by the Buyer, and specifically including therein, without limitation, the following:

          iv. costs of removal of any and all Hazardous Materials from all or any portion of the Premises or any areas surrounding the same;

          v. additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under, or affecting, the Premises or into the air, any body of water or wetland, any other public domain, or any surrounding areas;

          vi. costs incurred to avoid the imposition of, or to discharge, any lien on the Premises arising from any failure to comply with Legal Requirements;

          vii. costs incurred to comply with all Legal Requirements relating to the Premises, including without implied limitation, fines, penalties or other charges imposed by any lawful authority; and

          viii. costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Legal Requirements relating to the Premises and any remedial action taken on account thereof including, without implied limitation, the costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors and other professionals, and testing and analyses performed in connection therewith.

     B.   For the purposes of this Agreement:

          i. The term "Hazardous Materials" shall mean and include asbestos, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, and any other hazardous or toxic materials, wastes and substances as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, the Resource
                                    -------
               Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et
                                                                              --
               seq., as amended, and the regulations promulgated thereunder, and
               ----
               all applicable federal, state and local laws, rules and regulations relating to hazardous substances, now existing or hereafter enacted, including, without limitation, Massachusetts General Laws, Chapters 21C and 21E; and

          ii. The term "Legal Requirements" shall mean all past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation thereof, including, without limitation, all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to Hazardous Materials or the existence, use, discharge, release, containment, transportation or disposal thereof.

     C. This Paragraph 24 and indemnification herein shall survive the closing and shall be in effect without regard to time.

25.  SURVIVAL OF AGREEMENT

     Notwithstanding anything in this Agreement to the contrary, Paragraphs 17, 20, and 24 of this Agreement shall survive delivery of the deed and the closing of the transactions contemplated hereby and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors (including successors in title) and assigns thereafter.

26.  CLOSING DOCUMENTATION REQUIRED BY BUYER OF SELLER

     At Closing, SELLER shall execute and deliver to BUYER or cause to be delivered to BUYER the following documents:

     A. A quitclaim deed to BUYER of the Premises in recordable form, conveying good, clear record and marketable title to the Land and Buildings;

     B. A bill of sale conveying any personal property required to be conveyed hereunder to BUYER, in form reasonably satisfactory to BUYER;

     C. An assignment of the Leases, together with an assignment of last month's rent, if any, and the security deposits (if any) not adjusted for in the determination of the purchase price at the Closing and all accrued interest required to be paid thereon pursuant to the Leases, posted in connection therewith;

     D. An affidavit pursuant to Section 1455 of the Internal Revenue Code, as amended, certifying to the non-foreign entity status of the SELLER and Speliotis;


     E. A copy of all permits, licenses and approvals currently in the possession of the SELLER necessary for the use and occupancy of the Premises;

     F. A certificate of SELLER and Speliotis to the effect that each of the representations and warranties made by SELLER and Speliotis in this Agreement or in any Exhibit hereto is true and correct as of the Closing Date, and all obligations to be performed by SELLER on or before the Closing Date have been so performed, or specifying the respects in which the representations and warranties have become untrue or incorrect between the date hereof and the Closing Date or which obligations to be performed on or before the Closing Date are not performed;

     G. An assignment in form reasonably satisfactory to BUYER and the originals of any existing warranties and guarantees of contractors, subcontractors, suppliers and materialmen received by or inuring to the benefit of SELLER in connection with the Premises; and

     H. Affidavit with respect to tenants-in-possession and mechanics liens and other indemnities as customarily required by BUYER's title insurance company.

     I. A Direction of Beneficiaries of all of the beneficiaries of the Thouria Investment Trust directing and authorizing the SELLER to engage in the transaction contemplated by this Agreement and to transfer the Premises to the Buyer.

27.  CONSTRUCTION OF AGREEMENT

     This instrument, executed in multiple counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and enures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both the SELLER and the BUYER. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the parties to it. This Agreement is being executed by Speliotis with respect to the provisions of Paragraphs 20 and 24 hereof, and the obligations and liabilities of the SELLER and Speliotis with respect thereto shall be joint and several.

                                     SELLER:
                                     THOURIA INVESTMENT TRUST

/s/ Chris I. Pappas                  By:/s/ Dennis E. Speliotis
----------------------------            ----------------------------------
Witness                                 Dennis E. Speliotis,Trustee


/s/ Chris I. Pappas                  /s/ Dennis E. Speliotis
----------------------------         -------------------------------------
Witness                              Dennis E. Speliotis, individually

                                     BUYER:

                                     ADE CORPORATION


/s/ Karen E. Murphy                  By: /s/ Mark D. Shooman
____________________________            __________________________________
Witness                              Its: Vice President
                                          Treasurer

EXHIBIT A
---------

                            DESCRIPTION OF PREMISES
                            -----------------------

     A certain parcel of land with the buildings now or hereafter placed thereon being shown as shown as Lot M1 Ray Avenue, Burlington, Middlesex County, Massachusetts, on a plan entitled "Plan of Land in Burlington, Mass.," dated September 5, 1974, K. J. Miller, Inc., Engineers, recorded as Plan No. 533 of 1975 with the Middlesex South Registry of Deeds at the End of Book 12811 and more particularly bounded and described as follows:

NORTHWESTERLY       by Ray Avenue as shown on said plan, 241.15 feet;
NORTHEASTERLY       by Lot N1 as shown on said plan, 255.65 feet;
SOUTHEASTERLY       by land of the City of Woburn and now or formerly
                    of Cummings as shown on said plan by two lines
                    measuring 162.73 feet and 80.45 feet respectively;
SOUTHWESTERLY       by other land now or formerly of Graham Associates,
                    Inc., 224.84 feet.

Containing 57,600 square feet more or less according to said plan or however otherwise said premises may be bounded, measured or described.

                                   EXHIBIT B
                                   ---------

                      LEASES WITH TENANTS OF THE PREMISES
                      -----------------------------------

1. Triple Net Lease dated as of August 31, 1996 by and between Dennis E. Speliotis, Trustee of Thouria Investment Trust u/d/t dated August 18, 1992, and Digital Measurement Systems, Inc.

                                   EXHIBIT C
                                   ---------

                   SERVICE CONTRACTS AFFECTING THE PREMISES
                   ----------------------------------------

                                     NONE

                                   EXHIBIT D
                                   ---------

                        UNPAID BILLS AND CLAIMS AGAINST
                        -------------------------------
                   SELLER FOR LABOR PERFORMED AND MATERIALS
                   ----------------------------------------
                  FURNISHED TO OR FOR THE BENEFIT OF PREMISES
                  -------------------------------------------

                                     NONE

                                  SCHEDULE A

                            PERMITTED ENCUMBRANCES

1. Easement from Graham Associates, Inc. to Mystic Valley Gas Company, dated February 28, 1969 recorded with Middlesex South Registry of Deeds in Book 11655, Page 285.

2. Easement from Graham Associates, Inc. to Lizzie Ray et al dated October 3, 1969 and recorded with said Deeds in Book 11755, Page 508.

3. Easements and Restrictions described in deed from Graham Associates, Inc. to Bickford's Family Fare, Inc. dated December 29, 1980 recorded with said Deeds in Book 14175, Page 542.

4. Order of Taking by the Town of Burlington dated October 25, 1982 of a utility easement recorded with said Deeds in Book 14778, page 102.

5. Easement from Graham Associates, Inc. to New England Telephone and Telegraph Company, dated April 24, 1985 recorded with said Deeds in Book 16128, Page 208.

6. Such state of facts (including 20 foot swale easement) as is disclosed on plan entitled "Plan of Land in Burlington, Mass.," dated September 5, 1974, by K.J. Miller Co., Inc., recorded with said Deeds as Plan No. 533 of 1975 at the End of Book 12811.